Exhibit 23 (j)

Consent of Independent Auditor's

We consent to the use of our report included herein and to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Management of the Fund" and "Independent Auditors" in the Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

March 22, 2002

Omaha, Nebraska

DOCS/494605.1